Exhibit 3.3
SIXTH SUPPLEMENTAL INDENTURE
Dated as of February 24, 2026
between
ASPEN INSURANCE HOLDINGS LIMITED, as Issuer
and
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

(Sixth Supplement to the Indenture, dated as of August 16, 2004, between ASPEN INSURANCE HOLDINGS LIMITED, as Issuer, and DEUTSCHE TRUST COMPANY AMERICAS, as Trustee)

This Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated as of February 24, 2026, between Aspen Insurance Holdings Limited, a Bermuda exempted company limited by shares (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation duly organized and existing under the laws of the State of New York as trustee (the “Trustee”), supplements that certain indenture, dated as of August 16, 2004 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 16, 2004 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of December 10, 2010 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of November 13, 2013 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of June 27, 2019 (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture, dated as of June 13, 2025 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Existing Indenture,” and the Existing Indenture, together with the Sixth Supplemental Indenture, the “Indenture”), in each case between the Company and the Trustee.
RECITALS
WHEREAS, the Company has heretofore executed and delivered to the Trustee the Existing Indenture providing for the issuance from time to time of its notes, debentures or other evidences of its unsecured indebtedness (the “Securities”), unlimited as to principal amount, including the Company’s 5.750% Senior Notes due 2030 (the “Notes”);
WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 27, 2025, among the Company, Endurance Specialty Insurance Ltd., a Bermuda exempted company limited by shares (“Parent”), and Ajax Ltd., a Bermuda exempted company limited by shares and a wholly owned subsidiary of Parent (“Merger Sub”);
WHEREAS, pursuant to the Merger Agreement, Merger Sub will, subject to the terms and conditions set forth in the Merger Agreement, merge with and into the Company, with the Company surviving such merger (the “Merger”), so that, immediately following the Merger, the Company will be a wholly owned subsidiary of Parent;
WHEREAS, Section 10.1 of the Base Indenture provides that without the consent of any Holders of Securities, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Base Indenture (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) to, among other things, evidence the succession of another Person to the Company or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company under this Indenture and the Securities, in each case in compliance with the Indenture;
WHEREAS, Article 11 of the Base Indenture provides that in the event the Company merges into another entity, the surviving company shall expressly assume, by a supplemental indenture, due and punctual payment of the principal of, any premium and interest on and any

Additional Amounts with respect to all the Securities and the performance of every obligation of the Existing Indenture; and
WHEREAS, the execution and delivery of this Sixth Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Sixth Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein, have been duly taken.
NOW THEREFORE, in consideration of the premises of the Securities established by this Sixth Supplemental Indenture, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders of Securities, as follows:
Article I
DEFINITIONS
1.Definitions. For all purposes of this Sixth Supplemental Indenture, capitalized terms used but not defined herein shall have the meanings set forth in the Existing Indenture. For purposes of this Sixth Supplemental Indenture:
(a)Unless the context otherwise requires, any reference to a Section refers to a Section of this Sixth Supplemental Indenture; and
(b)The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Sixth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof.
Article II
ASSUMPTION OF OBLIGATIONS
1.Assumption of Obligations. At the Effective Time (as defined in the Merger Agreement), Merger Sub will merge with and into the Company, with the Company as the Surviving Company (as defined in the Merger Agreement). The Company hereby expressly assumes the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Securities and the performance of every obligation of the Existing Indenture and the Outstanding Securities.
Article III
MISCELLANEOUS
1.Ratification and Incorporation of the Base Indenture and the Fifth Supplemental Indenture. As amended and supplemented hereby, the Base Indenture and the Fifth Supplemental Indenture are in all respects ratified and confirmed, and the Base Indenture and the Fifth Supplemental Indenture, as amended and supplemented by this Sixth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
2.Counterparts. This Sixth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Notwithstanding Section 3.5 of the Base Indenture and as amended by this Section 3.2, the exchange of copies of this Sixth Supplemental Indenture, each Senior Note and of signature pages hereto and thereto (including the Trustee’s certificate of authentication of any Senior Note) by facsimile, PDF transmission or electronic signature (including those created or transmitted through a software platform or application) shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and of each Senior Note, and may be used in lieu of this Sixth Supplemental Indenture and each Senior Note signature pages for all purposes. The Trustee’s certificate of authentication of any Senior Note by manual, facsimile, PDF transmission or electronic signature (including those created or transmitted through a software platform or application) shall be conclusive evidence that the Senior Note so authenticated has been duly authenticated and delivered and that the Holder is entitled to the benefits of the Base Indenture and this Sixth Supplemental Indenture.
3.Governing Law; Waiver of Jury Trial. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in said state. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SIXTH SUPPLEMENTAL INDENTURE, THE SENIOR NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
4.Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
5.Trustee. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

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The parties hereto caused this Sixth Supplemental Indenture to be duly executed as of the date first set forth above.
ASPEN INSURANCE HOLDINGS LIMITED, as Issuer
By:
Name: David Amaro
Title: Group General Counsel & Company Secretary
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name: Mary Miselis
Title: Vice President
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name: Peter Bono
Title: Assistant Vice President

[Signature Page to Sixth Supplemental Indenture]